Exhibit 4.3

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A U.S. DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE U.S. DEPOSITARY TO A NOMINEE OF THE U.S. DEPOSITARY, OR BY A NOMINEE OF THE U.S. DEPOSITARY TO THE U.S. DEPOSITARY OR ANOTHER NOMINEE OF THE U.S. DEPOSITARY, OR BY THE U.S. DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR U.S. DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR U.S. DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-1 CUSIP No. 025932 AK0 ISIN No. US025932AK06	$300,000,000 Senior Notes

American Financial Group, Inc.

3.500% Senior Notes Due August 15, 2026

Principal Amount Per Senior Note: $2,000 and Integral Multiples of $1,000 in Excess Thereof

American Financial Group, Inc., an Ohio corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount of each Senior Note evidenced hereby (Three Hundred Million Dollars ($300,000,000) in the aggregate) on August 15, 2026, and to pay interest thereon from August 15, 2016 or from the most recent date to which interest has been paid or duly provided semi-annually on February 15 or August 15 in each year (each, an “Interest Payment Date”), commencing February 15, 2017, at the rate of 3.500% per annum, until the principal amount of each Senior Note evidenced hereby is paid or duly made available for payment. Interest on the Senior Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this certificate is registered at the close of business on the Regular Record Date for such interest, which shall be February 1 and August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this certificate is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to each Person in whose name a certificate evidencing Senior Notes (defined below) is registered not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

Payment of the principal of and the interest on the Senior Notes evidenced hereby will be made at the office or agency of the Company maintained for that purpose in the Place of Payment, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to The Depository Trust Company (“DTC”) or any successor depositary may be made by wire transfer to the account designated by DTC or such successor depositary in writing.

This certificate evidences part of a duly authorized issue of unsecured and unsubordinated indebtedness of the Company (the “Debt Securities”) issued and to be issued in one or more series under an Indenture dated as of November 12, 1997 (herein called, together with all indentures supplemental thereto, the “Indenture”) between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This certificate evidences Debt Securities of the series designated on the face hereof (each, a “Senior Note”), limited to $300,000,000; provided, that the aggregate principal amount of the Senior Notes may be increased in the future, without the consent of the Holders of the Senior Notes, on the same tenor and terms and with the same CUSIP number as the Senior Notes (including, without limitation, rights to receive accrued and unpaid interest as the Senior Notes then outstanding), so that such further Senior Notes shall be consolidated with, form a single series with and increase the aggregate principal amount of the Senior Notes, provided that such further Senior Notes are fungible for U.S. federal income tax purposes with such previously issued Senior Notes.

Prior to May 15, 2026 (the date that is three months prior to the Final Maturity), the Senior Notes may be redeemed, in whole or in part, at the Company’s option, at any time or from time to time, on notice given not more than 60 days, if the Senior Notes are being redeemed in full, or 45 days, if the Senior Notes are being redeemed in part, nor less than 30 days, prior to the date of redemption, at a redemption price equal to the greater of (i) 100% of the principal amount of any Senior Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on any Senior Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 30 basis points.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term (“Remaining Life”) of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Notes.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the two Reference Treasury Dealer Quotations for such redemption date.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Securities, LLC, and their respective successors; provided, however, that if any of the foregoing or their successors cease to be a primary U.S. Government securities dealer (each, a “Primary Treasury Dealer”), the Company will substitute therefor another such Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to:

(1)	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the senior notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated from those yields on a straight line basis, rounding to the nearest month; or

(2)	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity or interpolated maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third business day preceding the redemption date. As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” above, the term “business day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

On or after May 15, 2026 (the date that is three months prior to the Final Maturity), the Senior Notes may be redeemed, in whole or in part, at the Company’s option, at any time or from time to time, on notice given not more than 60 days, if the Senior Notes are being redeemed in full, or 45 days, if the Senior Notes are being redeemed in part, nor less than 30 days, prior to the date of redemption, at a redemption price equal to 100% of the principal amount of any Senior Notes to be redeemed.

If the Company redeems any Senior Notes pursuant to the foregoing paragraphs, the Company will pay accrued and unpaid interest on the principal amount of any Senior Note being redeemed to, but excluding, the redemption date.

The full defeasance and covenant defeasance provisions of the Indenture relating to the Company’s obligations in connection with the Debt Securities will apply to the Senior Notes.

Except as provided above, the Senior Notes are not redeemable by the Company prior to maturity and are not subject to any sinking fund. If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal amount of the Senior Notes shall be immediately, or may be declared, as appropriate, due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this certificate shall be conclusive and binding upon such Holder and upon all future Holders of this certificate and of any Senior Notes evidenced by a certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this certificate.

No reference herein to the Indenture and no provision of this certificate or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on the Senior Notes evidenced by this certificate, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations set forth therein and in this certificate, the transfer of the Senior Notes evidenced by this certificate may be registered on the Security Register upon surrender of this certificate for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on the Senior Notes are payable, duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new certificates evidencing Senior Notes of authorized denominations, and of a like series and aggregate principal amount, and with like terms and conditions will be issued to the designated transferee or transferees.

The Senior Notes are issuable only in registered form without coupons in denominations of $2,000.00, or any integral multiples of $1,000 in excess thereof, all as more fully provided in the Indenture. As provided in the Indenture, and subject to certain limitations set forth in the Indenture, and in this certificate, this certificate is exchangeable for a like aggregate principal amount of Senior Notes of this series in different authorized denominations, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

Prior to due presentment of this certificate for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this certificate is registered as the owner of the Senior Notes evidenced hereby for all the purpose of receiving payment of principal of and (subject to Section 3.7 of the Indenture) interest, if any, on these Senior Notes and for all purposes whatsoever, whether or not such Senior Notes be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This certificate shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws rules of such state.

All terms used in this certificate which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this certificate shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

[SEAL]

AMERICAN FINANCIAL GROUP, INC.

By:
Karl J. Grafe
Vice President and Secretary

Attest:
Mark A. Weiss
Vice President

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated herein described in the within-mentioned Indenture.

Dated: August 22, 2016

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT- as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - ___Custodian _____ (Cust) (Minor) Under Uniform Gifts to Minors Act ________ (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s)

and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

the Senior Notes evidenced by the within certificate and all rights thereunder, hereby irrevocably constituting and appointing _____________________ to transfer said Senior Notes on the books of the Company with full power of substitution in the premises.

Dated:________________________________________________________________________

Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within certificate in every particular, without alteration or enlargement or any change whatever.